Exhibit 99
     Titan International, Inc.
2701 Spruce Street
Quincy, IL 62301
December 11, 2017
INVESTOR CONTACT:
Todd Shoot
Treasurer & VP, Investor Relations
217-221-4416

Titan International, Inc. appoints Paul Reitz to Board of Directors and Reaffirms 2018 Business Outlook
QUINCY, IL. - Titan International, Inc. (NYSE: TWI) (“Titan” or the “Company”) today announced that Paul G. Reitz, Titan’s President and Chief Executive Officer, was appointed to the Company’s Board of Directors (“Board”) effective December 5, 2017. This appointment brings the number of directors to eight in accordance with the Company’s By-laws. Mr. Reitz’s term expires at Titan’s 2018 Annual Meeting of Stockholders.

Maurice Taylor, Chairman, commented, “Paul’s leadership and vision have been well demonstrated since he joined Titan. These strengths along with his background and knowledge of our business will make him an excellent board member.”

Mr. Reitz, who is 45 years old, joined the Company in July 2010 as Chief Financial Officer. He was promoted to President in February 2014 and to Chief Executive Officer in January 2017. Prior to joining Titan, he was the Chief Accounting Officer for Carmike Cinemas based in Columbus, GA.  Mr. Reitz has also held leadership positions with McLeodUSA Publishing, Yellow Book USA Inc., and Deloitte and Touche LLP. He has a Master's of Business Administration Degree from the University of Iowa and a Bachelor of Business Administration Degree from Northwood University.

In addition to the appointment of Mr. Reitz, the Board also approved the Company’s 2018 strategic and operational plan.

"Last week, we held our annual year-end Board of Directors meeting where management presented our 2018 strategic and operational plan,” commented Mr. Reitz, Titan’s President and Chief Executive Officer. “After working hard to manage our way through three years of a cyclical downturn and then post three consecutive quarters of revenue growth this year, it was great to be able to present to our Board a 2018 plan that continues to reflect growth across all of our business units. The revenue growth in our 2018 plan is consistent with the outlook we announced in November 2017 of net sales growing in the range of 7 percent to 12 percent. Along with our plans for continuing sales growth, we discussed with the Board how we’re planning to make improvements to our margins in 2018. We continue to expect gross profit improvement between 25 percent and 40 percent and to increase EBITDA in the 50 percent to 100 percent range during 2018. Our 2018 plan also focuses on reducing SG&A/R&D to the 10.0 percent to 10.5 percent range while we also closely monitor our cash management and working capital. During 2017, we have invested in working capital to support our sales growth; however, we don’t expect the need to invest at these same levels to support our 2018 growth plan. Our diligent focus on capital expenditure return on investment should continue to enable us to keep 2018 capital expenditure investment in the range of $35 million to $45 million, a level less than annual depreciation. As we round the corner into 2018, we believe that Titan is well positioned to continue on a positive trend and our 2018 plan as approved by our Board supports that belief.”

Safe harbor statement:
This press release contains forward-looking statements. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “would,” “could,” “potential,” “may,” “will,” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, these assumptions are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond Titan International, Inc.'s control. As a result, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to, the effect of a recession on the Company and its customers and suppliers; changes in the Company’s end-user markets into which the Company sells its products as a result of world economic or regulatory influences or otherwise; changes in the marketplace, including new products and pricing changes by the Company’s competitors; unfavorable outcomes of legal proceedings; availability and price of raw materials; levels of operating efficiencies; the effects of the Company's indebtedness and its compliance with the terms thereof; actions of domestic and foreign governments; geopolitical and economic uncertainties relating to the countries in which the Company operates or does business; risks associated with acquisitions, including difficulty in integrating operations and personnel, disruption of ongoing business, and increased expenses; fluctuations in currency translations; risks associated with environmental laws and regulations; risks relating to financial reporting, internal controls, tax accounting, and information systems; and the other risks and factors detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those reports. These forward-looking statements are made only as of the date hereof. The Company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events, or for any other reason.

About Titan
Titan International, Inc. (NYSE: TWI) is a leading global manufacturer of off-highway wheels, tires, assemblies, and undercarriage products. Headquartered in Quincy, Illinois, the Company globally produces a broad range of products to meet the specifications of original equipment manufacturers (OEMs) and aftermarket customers in the agricultural, earthmoving/construction, and consumer markets. For more information, visit www.titan-intl.com.